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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TENNECO AUTOMOTIVE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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SEC 1913 (02-02)

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                                                   April 3, 2003

To the Stockholders of Tenneco Automotive Inc.:

     The Annual Meeting of Stockholders of the Company will be held Tuesday, May 13, 2003, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice of the meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of the Company's activities for the year 2002 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing and returning your Proxy promptly or using our telephone or Internet voting procedures.

                                               Very truly yours,

                                               /s/ MARK P. FRISSORA
                                               MARK P. FRISSORA

                                               Chairman and Chief Executive
                                               Officer

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                         [TENNECO AUTOMOTIVE LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003

     The Annual Meeting of Stockholders of Tenneco Automotive Inc. will be held at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045 on Tuesday, May 13, 2003, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect nine directors for a term to expire at the 2004 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2003;

     3. To consider and act upon a proposal to amend the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan to increase the shares of the Company's common stock available for delivery under the plan from 2 million to 4 million (which shares include an increase from 500,000 to 1 million in the shares available for delivery as full value awards); and

     4. To consider and act upon such other matters as may be properly brought before the meeting, or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 21, 2003 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at the Company's principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045, and will also be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                      KARL A. STEWART
                                                         Secretary

Lake Forest, Illinois
April 3, 2003

TENNECO AUTOMOTIVE INC.                                [TENNECO AUTOMOTIVE LOGO]

500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                   April 3, 2003

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Automotive Inc. (the "Company") of proxies (the "Proxies") to be voted at the Annual Meeting of Stockholders on May 13, 2003, or at any adjournment or postponement thereof (the "Annual Meeting"). Holders of common stock of record at the close of business on March 21, 2003 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At March 21, 2003, there were 40,219,397 shares of common stock outstanding and entitled to vote. This Proxy Statement is first being mailed to stockholders on or about April 3, 2003.

                                   BACKGROUND

     During 1999, Tenneco Inc. separated its automotive, packaging and administrative services operations. This completed a series of transactions begun in December 1996, when the company then known as Tenneco Inc. ("Old Tenneco") separated its automotive and packaging operations from its energy and shipbuilding businesses.

     The final separation was accomplished in November 1999 through the spin-off of Pactiv Corporation (the "Spin-Off"), which at the time was known as Tenneco Packaging Inc. and held Tenneco Inc.'s packaging and administrative services businesses. Immediately following the Spin-Off, Tenneco Inc. changed its name to "Tenneco Automotive Inc." to reflect the fact that the continuing operations are its automotive business. In light of the form of this transaction, the Company is the continuing legal entity which from December 1996 until the Spin-Off was known as Tenneco Inc.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     On March 11, 2003, the Board of Directors increased its size from eight to nine members, and Mr. Charles W. Cramb was elected as a director of the Company. All nine of the Company's current directors are proposed to be elected at this Annual Meeting to serve for a term to expire at the annual meeting of stockholders to be held in 2004 and until their successors are chosen and have qualified.

     The persons named as proxy voters in the accompanying Proxy card, or their substitutes, will vote your Proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your Proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from any or all of the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March 21, 2003), the principal occupation, the employment during at least the past five years, the year in which first elected a director and other information concerning each nominee appears below.

     As described above, the Company and Old Tenneco have engaged in a series of restructuring transactions over the last several years. As a result of these transactions, there is some continuity in the Boards of Directors of the Company and Old Tenneco. Accordingly, for periods prior to December 1996, references herein to service to "the Company" refer to service to Old Tenneco.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
     FOR ONE-YEAR TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     MR. CHARLES W. CRAMB -- Mr. Cramb has been Senior Vice President and Chief Financial Officer of The Gillette Company, a global manufacturer and marketer of a wide variety of consumer products, since 1997. He joined Gillette in 1970 and served in a number of financial positions. From 1976 to 1981, he held several key financial management positions in Gillette's European operations, including Manager, Financial Services, Gillette Europe, and Financial Controller, Gillette Industries Limited, UK. From 1981 to 1995, he held a series of senior financial management positions in the United States, including Controller, International Operations; Vice President, Finance and Strategic Planning, Gillette North Atlantic Group; Assistant Controller, The Gillette Company; and Vice President, Finance, Planning and Administration, Diversified Group. From 1995 to 1997, he was Corporate Vice President and Corporate Controller. He is a member of the CFO Advisory Council of the Financial Executives Institute, the CFO/Senior Executive Task Force of the Private Sector Council and the Finance Council of the American Management Association. He also serves as a director of the National Foreign Trade Council. He was elected to the Company's Board of Directors in March of 2003, is 54 years old and is a member of the Audit Committee.

     M. KATHRYN EICKHOFF -- Ms. Eickhoff has been President of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff spent 23 years at Townsend Greenspan & Co., Inc., an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of AT&T Corp. and Pharmacia Inc. (formerly known as Pharmacia & Upjohn, Inc.). Ms. Eickhoff is 63 years old and has been a director of the Company since 1987. She also served as a member of the Company's Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff is a member of the Audit Committee and Three-Year Independent Director Evaluation Committee.

     MARK P. FRISSORA, Chairman of the Board -- Mr. Frissora became the Company's Chief Executive Officer in connection with the Spin-Off and has been serving as President of the automotive operations since April 1999. In March 2000, he was also named the Company's Chairman. From 1996 to April 1999, he held various positions within the Company's automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Mr. Frissora joined the Company in 1996 from AeroquipVickers Corporation, where he served since 1991 as a Vice President. In the 15 years prior to joining AeroquipVickers, he served for 10 years with General Electric and 5 years with Philips Lighting Company in management roles focusing on product development and marketing. He is a member of The Business Roundtable and the World Economic Forum's Automotive Board of Governors. He is also a director of NCR Corporation. Mr. Frissora is 47 years old and became a director of the Company in November 1999.

     FRANK E. MACHER -- Mr. Macher was named Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, in January 2001 and became Chairman of Federal Mogul in October 2001. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher is 62 years old and was named a director of the Company in July 2000. He is also a director of Federal Mogul Corporation and Decoma International, Inc. and a member of the Board of Trustees of Kettering University and the Detroit Renaissance. Mr. Macher is a member of the Compensation/Nominating/Governance Committee.

     SIR DAVID PLASTOW -- Sir David was Chairman of the Medical Research Council, which promotes and supports research and postgraduate training in the biomedical and other sciences, from 1990 until his retirement in 1998. Sir David was Chairman of Inchcape plc, a multinational marketing and distribution company, from June 1992 to December 1995. From 1971 he was Managing Director of Rolls-Royce Motors Ltd until 1980. When that company merged with Vickers plc, an engineering and manufacturing company headquartered in London, he became Managing Director and then Chairman of Vickers plc until his retirement in 1992. Sir David is 70 years old and has been a director of the Company since May 1996. He previously served as a member of the Board of Directors of the Company from 1985 until 1992. Sir David is a member of the Compensation/Nominating/Governance Committee.

     ROGER B. PORTER -- Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of National Life Insurance Company, Zions Bancorporation and Pactiv Corporation. Mr. Porter is 56 years old and has been a director of the Company since January 1998. Mr. Porter is the Chairman of the Compensation/ Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

     DAVID B. PRICE, JR. -- Mr. Price has served as Chief Executive Officer of Birdet Price, LLC since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials Segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. Mr. Price is 57 years old and was named a director of the Company in November 1999. Mr. Price is a member of the Three-Year Independent Director Evaluation Committee and the Compensation/Nominating/ Governance Committee.

     DENNIS G. SEVERANCE -- Dr. Severance is the Accenture Professor of Computer and Information Systems of the University of Michigan Business School. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance is 59 years old and became a director in July 2000. Dr. Severance is a member of the Audit Committee.

     PAUL T. STECKO -- Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 58 years old and has been a director of the Company since November 1998. He is also a director of State Farm Mutual Insurance Company and Pactiv Corporation, and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is the Chairman of the Audit Committee and the Chairman of the Three-Year Independent Director Evaluation Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company currently comprises nine members, eight of whom are not officers of the Company (the "Outside Directors") and one of whom is an officer of the Company (the "Inside Director"). The Board of Directors believes that the Company's ratio of Outside Directors to Inside Directors represents a commitment to the independence of the Board and a focus on matters of importance to its stockholders.

     The Board of Directors has determined that all eight of the Outside Directors are "independent" as that term is defined under the current listing standards of the New York Stock Exchange (the "NYSE") and, except as noted below, the revised listing standards currently being proposed by the NYSE (which are not yet effective). As part of its analysis, the Board determined that none of the Outside Directors has a direct or indirect material relationship with the Company. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director's independence: (i) the director is an executive of another company that does business with the Company where the annual sales between the two are less than 5% of the annual revenues of either; (ii) the director is an executive of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's debt to the other is less than 5% of its total assets; (iii) the director is an executive of another company in which the Company owns a common equity interest, and the amount of that interest is less than 5% of the total outstanding equity of the other company; or (iv) the director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary contributions to it are less than 5% of its total annual charitable receipts. None of the Outside Directors has a material relationship with the Company under these guidelines. Mr. Stecko would not meet the NYSE's proposed independence standards if they were in effect today, as he was employed by the Company or one of its subsidiaries within the last five years (the current NYSE standards look at employment within the last three years). Mr. Stecko left the Company's employment in April 1999. See "Report of Audit Committee" for a description of the Board of Director's judgment with respect to Mr. Stecko's prior employment with the Company.

     During 2002, the Board of Directors held seven meetings. Each director, other than Mr. Cramb (who did not join the Board of Directors until March 2003), attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served held during 2002. The Board of Directors is scheduled to meet in executive session, without management, after every Board meeting that the directors attend in person. Mr. Stecko acts as lead outside director to chair these executive sessions and as primary spokesperson in communicating matters arising out of these sessions to Company management.

     The Board of Directors has three standing committees. These committees have the following described responsibilities and authority.

     The Compensation/Nominating/Governance Committee, comprised solely of Outside Directors, has the responsibility, among other things, to: (1) establish the salary rate of officers and employees of the Company and its subsidiaries;
(2) examine periodically the compensation structure of the Company; (3) supervise the welfare and pension plans and compensation plans of the Company; and (4) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; (d) review the qualifications of and recommend candidates for election as officers of the Company; and (e) develop, recommend to the Board of Directors for approval and, as appropriate, recommend to the Board of Directors revisions to Corporate Governance Principles applicable to the Company. The Compensation/Nominating/Governance held five meetings during 2002. A report of the Compensation/Nominating/Governance Committee regarding executive compensation appears elsewhere in this Proxy Statement.

     The Three-year Independent Director Evaluation ("TIDE") Committee, comprised solely of Outside Directors, has the responsibility, among other things, to review the Company's stockholder rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The TIDE Committee held no meetings in 2002.

     The Audit Committee consists of four Outside Directors. The Audit Committee has the responsibility, among other things, to: (1) select and approve the compensation of the Company's independent public accountants; (2) review and approve the scope of the independent public accountants' audit activity and all non-audit services; (3) review with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities; (4) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight over the financial reporting process; (5) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with business ethics and other policies; (6) review the independence, qualifications and performance of the Company's independent auditors; (7) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors; and (8) prepare the audit-related report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Audit Committee held eight meetings in 2002. A report of the Audit Committee appears elsewhere in this Proxy Statement.

     A stockholder of the Company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by the Company's By-laws, in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made.

COMPENSATION OF DIRECTORS

     FEE STRUCTURE. Each Outside Director is paid an annual retainer fee of $35,000 for service on the Board of Directors. In general, 100% of that fee is to be paid in the form of common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $14,000, of the fee paid in cash. The Outside Directors also receive cash attendance fees and committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. Outside Directors receive $1,000 for each meeting of the Board of Directors attended. Each Outside Director who serves as a Chairman of the Audit Committee or the Compensation/Nominating/ Governance Committee is paid a fee of $7,000 per chairmanship. Outside Directors who serve as members of these committees are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 plus expenses for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS/OPTIONS. As described above, all or a portion of an Outside Director's retainer fee is generally paid in common stock equivalent units. These directors' stock equivalents are payable in cash or, at the Company's option, shares of common stock after an Outside Director ceases to serve as a director. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant.

     As additional equity incentive compensation, for 2002 each Outside Director received a grant of 1,000 performance share equivalents. The performance share equivalent units were payable in shares of common stock at the end of 2002 based on achievement of performance goals like those set for the executives' performance share awards. The Company has discontinued granting performance share equivalents to executives, and likewise does not anticipate making future awards of performance share equivalents to Outside Directors. See "Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation." In addition, each Outside Director generally receives an annual grant of an option to purchase up to 5,000 shares of common stock. Although the Board of Directors elected to not award itself these options in 2002, these grants will resume for 2003. Directors' options: (a) are granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) have terms of ten years; and (c) generally, will fully vest six months from the grant date. Once vested, the directors' options will be exercisable at any time during the option term.

     DEFERRED COMPENSATION PLAN. The Company has a voluntary deferred compensation plan for Outside Directors. Under the plan, an Outside Director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $14,000, of his or her retainer fee and some or all of his or her meeting fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of the Company's common stock, which may be paid out in either cash or, at the Company's option, shares of common stock.

     RESTRICTED STOCK. In partial satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff receives an annual grant of $15,400 in value of restricted shares of the Company's common stock. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if the director ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon Ms. Eickhoff's normal retirement from the Board, unless she is disabled or dies, or the Compensation/Nominating/Governance Committee of the Board, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff will be entitled to vote the shares and receive dividends. In the past, these restricted shares have been issued under the Company's various stockholder-approved equity incentive plans. In the event the Company no longer has available shares for delivery under these plans, the Company will work with Ms. Eickhoff to develop an alternative arrangement with respect to residual obligations under the discontinued retirement plan for directors.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 2002, Mr. Frissora was indebted to the Company for amounts incurred in connection with his relocation. This loan was made prior to the adoption of the prohibition on loans to directors and executive officers included in the Sarbanes-Oxley Act of 2002. The loan bears no interest and principal will only be payable in full upon termination of his employment prior to August 2003, except for a termination without cause or following a change in control. The approximate aggregate amount outstanding is $400,000.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of March 21, 2003, the number of shares of the Company's common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director; (2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group. The table also shows: (a) common stock equivalents held by the directors and executive officers under the Company's benefit plans; and (b) the total number of shares of common stock and common stock equivalents held.

                                            SHARES OF             COMMON           TOTAL
                                           COMMON STOCK           STOCK         SHARES AND
                                            (1)(2)(3)         EQUIVALENTS(4)    EQUIVALENTS
                                           ------------       --------------    -----------
DIRECTORS
---------------------------------------
Charles W. Cramb.......................            --                 --                --
M. Kathryn Eickhoff....................        32,884             16,175            49,059
Mark P. Frissora.......................       580,567            150,000           730,567
Frank E. Macher........................        18,072             24,434            42,506
Sir David Plastow......................        25,992             23,875            49,867
Roger B. Porter........................        21,921             32,809            54,730
David B. Price, Jr. ...................        51,092             21,154            72,246
Dennis G. Severance....................        20,072             32,976            53,048
Paul T. Stecko.........................        26,224             21,256            47,480

NAMED EXECUTIVE OFFICERS
---------------------------------------
Timothy R. Donovan.....................       225,875             54,038           279,913
Hari N. Nair...........................       155,669             54,038           209,707
Mark A. McCollum.......................       193,274             37,810           231,084
Richard P. Schneider...................       159,596             29,782           189,378
All executive officers and directors as
  a group (19 individuals).............     1,982,652(5)         658,859         2,591,722(5)

---------------
(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.

(2) Includes restricted shares. At March 21, 2003, Ms. Eickhoff and Messrs. Frissora, Donovan, Nair, McCollum and Schneider held 14,741, 25,000, 10,000, 10,000, 7,000 and 5,500 restricted shares, respectively. Also includes shares that are subject to options that are exercisable within 60 days of March 21, 2003 for Ms. Eickhoff and Messrs. Frissora, Macher, Plastow, Porter, Price, Severance, Stecko, Donovan, Nair, McCollum and Schneider to

                                            (Notes continued on following page.)

    purchase 20,000, 458,333, 17,500, 23,764, 20,000, 20,000, 17,500, 20,000,
    171,666, 110,001, 146,667 and 110,000 shares, respectively.

(3) Mr. Frissora beneficially owns approximately 1.4% of the outstanding common stock (not including stock equivalents). Each of the other individuals listed in the table own less than 1% of the outstanding shares of the Company's common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 4.8% of the outstanding common stock (not including stock equivalents).

(4) Common stock equivalents are denominated by reference to common stock and distributed in cash or, at the Company's option in certain cases, in common stock after the individual ceases to serve as a director or officer or after the applicable performance period.

(5) Includes 1,457,283 shares that are subject to options that are exercisable within 60 days of March 21, 2003 by all executive officers and directors as a group. Includes 101,241 restricted shares.

CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of March 21, 2003, certain information regarding the person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (the only class of voting securities outstanding).

                                                  SHARES OF
              NAME AND ADDRESS                   COMMON STOCK       PERCENT OF COMMON
           OF BENEFICIAL OWNER(1)                  OWNED(1)        STOCK OUTSTANDING(1)
           ----------------------                ------------      --------------------
Dimensional Fund Advisors, Inc...............     2,658,880(2)               6.4%(2)

---------------
(1) This information is based on information contained in filings made with the Securities and Exchange Commission (the "SEC") regarding the ownership of the Company's common stock.

(2) Dimensional Fund Advisors Inc. ("Dimensional") has indicated that it has sole voting power over 2,658,880 shares and sole dispositive power over 2,658,880 shares. Dimensional has also advised the Company that it is a registered investment advisor and these shares are held on behalf of various advisory clients.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company, for the periods indicated, to: (1) the Company's Chief Executive Officer; and (2) each of the next four most highly compensated executive officers, other than the Chief Executive Officer (collectively, the "Named Executives"). The table shows amounts paid to the Named Executives for all services provided to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                              --------------------------------   ------------------------------------
                                                                                         AWARDS             PAYOUTS
                                                                       OTHER     -----------------------   ----------
                                                                      ANNUAL     RESTRICTED   SECURITIES                ALL OTHER
                                                                      COMPEN-      STOCK      UNDERLYING      LTIP       COMPEN-
     NAME AND PRINCIPAL POSITION              SALARY(1)    BONUS     SATION(2)   AWARDS(3)     OPTIONS      PAYOUTS     SATION(4)
     ---------------------------              ---------    -----     ---------   ----------   ----------    -------     ---------
Mark P. Frissora.....................  2002   $752,483    $762,500   $179,320       $--             --      $771,289    $  8,349
 Chairman and Chief Executive          2001   $682,096    $610,000   $ 51,205       $--        250,000      $417,690    $  9,440
 Officer                               2000   $659,200    $427,750   $ 75,994       $--             --      $528,973    $373,672
Timothy R. Donovan(5)................  2002   $408,914    $341,250   $  1,127       $--             --      $283,294    $  7,079
 Executive Vice President,             2001   $401,624    $203,197   $     --       $--        135,000      $ 85,537    $  9,752
 General Counsel and Managing          2000   $311,709    $112,375   $  3,300       $--             --      $103,229    $ 12,299
 Director -- International
Hari N. Nair.........................  2002   $343,419    $341,250   $385,446       $--             --      $274,836    $  6,810
 Executive Vice President and          2001   $316,736    $216,750   $     --       $--        175,000      $113,984    $  9,286
 Managing Director -- Europe           2000   $208,524    $140,800   $ 66,734       $--             --      $ 41,031    $ 74,678
Mark A. McCollum.....................  2002   $360,046    $278,750   $  1,127       $--             --      $241,625    $  6,886
 Senior Vice President and             2001   $355,674    $223,000   $     --       $--         80,000      $ 96,336    $  9,636
 Chief Financial Officer               2000   $341,208    $155,875   $  4,200       $--             --      $133,717    $331,718
Richard P. Schneider.................  2002   $359,545    $201,250   $    788       $--             --      $199,701    $  6,886
 Senior Vice President --              2001   $355,674    $161,000   $     --       $--         60,000      $ 74,371    $  9,636
 Global Administration                 2000   $337,932    $112,375   $  3,300       $--             --      $103,229    $316,281

---------------
(1) Includes base salary plus amounts paid in lieu of matching contributions to the Company's 401(k) plans.

(2) Includes amounts attributable to: (a) the value of personal benefits provided by the Company to Named Executives, which have an aggregate value in excess of $50,000 for the year, such as the personal use of Company-owned property and relocation expenses; (b) reimbursement for taxes; and (c) amounts paid as dividend equivalents on performance share equivalent units ("Dividend Equivalents"). The amount of each personal benefit that exceeds 25% of the estimated value of the

                                            (Notes continued on following page.)

total personal benefits reported for the Named Executive, reimbursement for taxes and amounts paid as Dividend Equivalents to the Named Executives were as follows:

NAME                      YEAR                         EXPLANATION
----                      ----                         -----------
Mr. Frissora............  2002   $60,000 for club fees; $40,000 perquisite allowance; and
                                 $41,199 for reimbursement of taxes.
                          2001   $40,000 perquisite allowance.
                          2000   $556 for reimbursement of taxes; $15,000 for Dividend
                                 Equivalents; and $40,000 perquisite allowance.
Mr. Donovan.............  2002   $1,127 for reimbursement of taxes.
                          2000   $3,300 for Dividend Equivalents.
Mr. Nair................  2002   $358,891 for reimbursements and costs related to
                                 expatriate assignment; and $6,856 for reimbursement of
                                 taxes.
                          2000   $2,990 for reimbursement of taxes; $1,500 in Dividend
                                 Equivalents; $16,500 for relocation expenses; and
                                 $24,960 for reimbursements and costs related to
                                 expatriate assignment.
Mr. McCollum............  2002   $1,127 for reimbursement of taxes.
                          2000   $4,200 for Dividend Equivalents.
Mr. Schneider...........  2002   $788 for reimbursement of taxes.
                          2000   $3,300 for Dividend Equivalents.

(3) At December 31, 2002, none of the Named Executives held any restricted shares. No restricted stock was awarded to any of the Named Executives in 2000, 2001 or 2002.

(4) Includes amounts attributable during 2002 to benefit plans as follows:

    (a) The dollar values paid by the Company for insurance premiums under the group life insurance plan for Messrs. Frissora, Donovan, Nair, McCollum and Schneider were $2,849, $1,579, $1,310, $1,386, and $1,386, respectively.

    (b) For 2002, the amounts contributed pursuant to the Company's 401(k) plans for the accounts of Messrs. Frissora, Donovan, Nair, McCollum and Schneider were $5,500 each.

(5) In May 2001, Mr. Donovan assumed the additional responsibilities of Managing Director-International (while retaining his duties as General Counsel).

OPTIONS GRANTED IN 2002

     There were no options granted to the Named Executives in 2002.

2002 YEAR-END OPTION VALUES

     The following table shows the number of options to purchase the Company's common stock and the value of unexercised in-the-money options held at December 31, 2002 by the persons named in the Summary Compensation Table above. No options to purchase the Company's common stock were exercised by these individuals in 2002.

                                    NUMBER OF
                              SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                     HELD AT                         HELD AT
                                DECEMBER 31, 2002              DECEMBER 31, 2002(1)
                           ----------------------------    ----------------------------
                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                           -----------    -------------    -----------    -------------
Mr. Frissora...........      458,333         166,667        $205,833        $411,668
Mr. Donovan............      171,666          53,333        $114,365        $131,734
Mr. Nair...............      103,334         116,666        $106,284        $212,565
Mr. McCollum...........      146,667          53,333        $ 65,867        $131,732
Mr. Schneider..........      110,000          40,000        $ 49,400        $ 98,800

---------------
(1) Based on the closing sale price of a share of common stock on the New York Stock Exchange on December 31, 2002.

LONG-TERM INCENTIVE PLANS -- AWARDS IN 2002

     The following table shows information concerning performance-based awards made during 2002 to the persons named in the Summary Compensation Table above.

                               NUMBER OF       PERFORMANCE OR         ESTIMATED FUTURE PAYOUTS UNDER
                             SHARES, UNITS      OTHER PERIOD            NON-STOCK PRICE-BASED PLANS
                               OR OTHER       UNTIL MATURATION    ---------------------------------------
          NAME                 RIGHTS(1)         OR PAYOUT        THRESHOLD(2)    TARGET(2)    MAXIMUM(2)
          ----               -------------    ----------------    ------------    ---------    ----------
Mr. Frissora.............       150,000           One Year             25%           100%         150%
Mr. Donovan..............            --                 --             --             --           --
Mr. Nair.................            --                 --             --             --           --
Mr. McCollum.............            --                 --             --             --           --
Mr. Schneider............            --                 --             --             --           --

---------------
(1) Represents award of stock equivalent units which vested at the end of 2002 based on the achievement of annual performance goals. Stock equivalent units are payable in cash in an amount equal to the number of units earned times the value per share of the Company's common stock at the time of payment (as determined in accordance with the terms of the grant). The payout of stock equivalent units is based on Economic Value Added (EVA(R), a registered trademark of Stern Stewart & Co.) improvement against the prior year. EVA is generally defined as operating profit minus the annual cost of capital. The number of stock equivalent units listed in this column represents the target number of units that may be earned under the award.

(2) Represents the percentage of the units reflected in the first column of this table that will be earned based on the achievement of the performance goals at the threshold, target and maximum levels.

PENSION PLAN TABLE

     The following table shows the aggregate estimated total annual benefits payable upon normal retirement pursuant to the Tenneco Retirement Plan, the Tenneco Automotive Inc. Supplemental Executive Retirement Plan and the Tenneco Automotive Retirement Plan for Salaried Employees to persons in specified remuneration and years of credited participation classifications. In connection with the Spin-Off, Pactiv Corporation became the sponsor of the Tenneco Retirement Plan. The Company adopted a salaried defined benefit pension plan patterned after the Tenneco Retirement Plan. The plan counts service prior to the Spin-Off for all purposes, including benefit accrual, but there will be an offset for benefits accrued under the Tenneco Retirement Plan. Therefore, as to the Company's continuing employees, the benefits described in the table will be provided by a combination of payments from the Tenneco Retirement Plan and the new plan. The Company also maintains a key executive pension plan covering executive officers, which will provide benefits, commencing at age 55, of 4% of compensation (salary and bonus) per year of service up to a maximum of 50%, reduced by payments under all other company sponsored qualified and nonqualified defined benefit pension plans.

                                                       YEARS OF CREDITED PARTICIPATION
      ANNUAL         ---------------------------------------------------------------------------------------------------
   REMUNERATION           5            10            15            20            25             30              35
   ------------           -            --            --            --            --             --              --
    $  250,000       $ 19,642.86   $ 39,285.71   $ 58,928.57   $ 78,571.43   $ 98,214.29   $  117,857.14   $  137,500.00
    $  300,000       $ 23,571.43   $ 47,142.86   $ 70,714.29   $ 94,285.71   $117,857.14   $  141,428.57   $  165,000.00
    $  350,000       $ 27,500.00   $ 55,000.00   $ 82,500.00   $110,000.00   $137,500.00   $  165,000.00   $  192,500.00
    $  400,000       $ 31,428.57   $ 62,857.14   $ 94,285.71   $125,714.29   $157,142.86   $  188,571.43   $  220,000.00
    $  450,000       $ 35,357.14   $ 70,714.29   $106,071.43   $141,428.57   $176,785.71   $  212,142.86   $  247,500.00
    $  500,000       $ 39,285.71   $ 78,571.43   $117,857.14   $157,142.86   $196,428.57   $  235,714.29   $  275,000.00
    $  550,000       $ 43,214.29   $ 86,428.57   $129,642.86   $172,857.14   $216,071.43   $  259,285.71   $  302,500.00
    $  600,000       $ 47,142.86   $ 94,285.71   $141,428.57   $188,571.43   $235,714.29   $  282,857.14   $  330,000.00
    $  650,000       $ 51,071.43   $102,142.86   $153,214.29   $204,285.71   $255,357.14   $  306,428.57   $  357,500.00
    $  700,000       $ 55,000.00   $110,000.00   $165,000.00   $220,000.00   $275,000.00   $  330,000.00   $  385,000.00
    $  750,000       $ 58,928.57   $117,857.14   $176,785.71   $235,714.29   $294,642.86   $  353,571.43   $  412,500.00
    $  800,000       $ 62,857.14   $125,714.29   $188,571.43   $251,428.57   $314,285.71   $  377,142.86   $  440,000.00
    $  850,000       $ 66,785.71   $133,571.43   $200,357.14   $267,142.86   $333,928.57   $  400,714.29   $  467,500.00
    $  900,000       $ 70,714.29   $141,428.57   $212,142.86   $282,857.14   $353,571.43   $  424,285.71   $  495,000.00
    $  950,000       $ 74,642.86   $149,285.71   $223,928.57   $298,571.43   $373,214.29   $  447,857.14   $  522,500.00
    $1,000,000       $ 78,571.43   $157,142.86   $235,714.29   $314,285.71   $392,857.14   $  471,428.57   $  550,000.00
    $1,050,000       $ 82,500.00   $165,000.00   $247,500.00   $330,000.00   $412,500.00   $  495,000.00   $  577,500.00
    $1,100,000       $ 86,428.57   $172,857.14   $259,285.71   $345,714.29   $432,142.86   $  518,571.43   $  605,000.00
    $1,150,000       $ 90,357.14   $180,714.29   $271,071.43   $361,428.57   $451,785.71   $  542,142.86   $  632,500.00
    $1,200,000       $ 94,285.71   $188,571.43   $282,857.14   $377,142.86   $471,428.57   $  565,714.29   $  660,000.00
    $1,250,000       $ 98,214.29   $196,428.57   $294,642.86   $392,857.14   $491,071.43   $  589,285.71   $  687,500.00
    $1,300,000       $102,142.86   $204,285.71   $306,428.57   $408,571.43   $510,714.29   $  612,857.14   $  715,000.00
    $1,350,000       $106,071.43   $212,142.86   $318,214.29   $424,285.71   $530,357.14   $  636,428.57   $  742,500.00

                                                       YEARS OF CREDITED PARTICIPATION
      ANNUAL         ---------------------------------------------------------------------------------------------------
   REMUNERATION           5            10            15            20            25             30              35
   ------------           -            --            --            --            --             --              --
    $1,400,000       $110,000.00   $220,000.00   $330,000.00   $440,000.00   $550,000.00   $  660,000.00   $  770,000.00
    $1,450,000       $113,928.57   $227,857.14   $341,785.71   $455,714.29   $569,642.86   $  683,571.43   $  797,500.00
    $1,500,000       $117,857.14   $235,714.29   $353,571.43   $471,428.57   $589,285.71   $  707,142.86   $  825,000.00
    $1,550,000       $121,785.71   $243,571.43   $365,357.14   $487,142.86   $608,928.57   $  730,714.29   $  852,500.00
    $1,600,000       $125,714.29   $251,428.57   $377,142.86   $502,857.14   $628,571.43   $  754,285.71   $  880,000.00
    $1,650,000       $129,642.86   $259,285.71   $388,928.57   $518,571.43   $648,214.29   $  777,857.14   $  907,500.00
    $1,700,000       $133,571.43   $267,142.86   $400,714.29   $534,285.71   $667,857.14   $  801,428.57   $  935,000.00
    $1,750,000       $137,500.00   $275,000.00   $412,500.00   $550,000.00   $687,500.00   $  825,000.00   $  962,500.00
    $1,800,000       $141,428.57   $282,857.14   $424,285.71   $565,714.29   $707,142.86   $  848,571.43   $  990,000.00
    $1,850,000       $145,357.14   $290,714.29   $436,071.43   $581,428.57   $726,785.71   $  872,142.86   $1,017,500.00
    $1,900,000       $149,285.71   $298,571.43   $447,857.14   $597,142.86   $746,428.57   $  895,714.29   $1,045,000.00
    $1,950,000       $153,214.29   $306,428.57   $459,642.86   $612,857.14   $766,071.43   $  919,285.71   $1,072,500.00
    $2,000,000       $157,142.86   $314,285.71   $471,428.57   $628,571.43   $785,714.29   $  942,857.14   $1,100,000.00
    $2,050,000       $161,071.43   $322,142.86   $483,214.29   $644,285.71   $805,357.14   $  966,428.57   $1,127,500.00
    $2,100,000       $165,000.00   $330,000.00   $495,000.00   $660,000.00   $825,000.00   $  990,000.00   $1,155,000.00
    $2,150,000       $168,928.57   $337,857.14   $506,785.71   $675,714.29   $844,642.86   $1,013,571.43   $1,182,500.00
    $2,200,000       $172,857.14   $345,714.29   $518,571.43   $691,428.57   $864,285.71   $1,037,142.86   $1,210,000.00

---------------
NOTES:

1. The benefits shown above are computed as a straight life annuity and are based on years of credited participation and the employee's average compensation, which is comprised of salary and bonus. These benefits are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2002, the credited participation for Messrs. Frissora, Donovan, Nair, McCollum and Schneider was 6 years/9 months, 3 years/5 months, 15 years/ 9 months, 8 years and 8 years/5 months, respectively. See the Summary Compensation Table above for salary and bonus information for these individuals.

2. If Mr. Frissora completes 10 years of service in the period commencing January 1, 1999, he will be entitled to benefits commencing at age 55 of at least 40% of his average salary plus bonus determined over a three-year period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company maintains a key executive change-in-control severance benefit plan. The purpose of the plan is to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of the Company, as that term is defined in the plan. The plan is designed to achieve this purpose through the provision of severance benefits for key employees and officers whose positions are terminated following a change-in-control as provided in the plan. Under the plan, a severed executive would receive a cash payment equal to three times (1) his or her base salary plus, (2) the higher of (a) his or her average bonuses for the prior three years (or such shorter period as the executive had been employed by the Company) and (b) his or her targeted annual bonus in effect immediately prior to the change in control. The Company expects that Messrs. Frissora, Donovan, Nair, McCollum and Schneider would have become entitled to receive payments from the Company in the amount of $4,020,000, $2,014,425, $1,825,500, $1,723,458 and $1,537,458, respectively, had their positions been terminated on December 31, 2002 following a change-in-control, based on their salaries/target bonuses of $730,000/ $610,000, $398,475/$273,000,
$335,500/$273,000, $351,486/$223,000 and $351,486/ $161,000, respectively, at that time. In addition, restricted shares held in the name of those individuals under restricted stock plans would have automatically reverted to the Company, and the Company would have been obliged to pay those individuals the fair market value of those restricted shares. Their performance units and stock equivalent units would also have been fully vested and paid and their stock options would have been fully vested.

     Each of the Named Executives is a party to an agreement with the Company which sets forth certain terms and conditions of his employment with the Company. Each of the employment agreements provides that, under the Company's change-in-control severance benefit plan, the relevant Named Executive's cash payment in connection with a change-in-control termination will equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years (or if shorter, his period of service to the Company). Each of the employment agreements also provides that, other than in connection with a change-in-control, if the relevant Named Executive's employment is terminated by the Company other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards would be vested, subject to Board approval, and his stock options would remain exercisable for at least 90 days. Pursuant to the terms of his employment agreement, each of the Named Executives is guaranteed a minimum annual base salary/minimum annual target bonus as follows: Mr. Frissora, $640,000/ $590,000; Mr. Donovan, $301,600/$155,000; Mr. Nair, $305,000/$273,000;
Mr. McCollum, $327,600/$215,000; and Mr. Schneider, $327,600/$155,000.

           TENNECO AUTOMOTIVE INC. COMPENSATION/NOMINATING/GOVERNANCE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation philosophy, policies, plans, and programs of the Company are under the supervision of the Compensation/Nominating/Governance Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Committee has furnished the following report on executive compensation:

COMPENSATION PHILOSOPHY

     The basic philosophy underlying the Company's executive compensation policies, plans, and programs is that executive and stockholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance.

     Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other Named Executives, as well as other executives of the Company, has been structured to:

     -- Reinforce a results-oriented management culture with executive pay that varies according to overall corporate and individual performance against operational and organizational goals.

     -- Provide executive compensation packages that attract, retain, and motivate executives of the highest qualifications and ability.

     -- Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value.

     -- Align the interests of the Company's executives and stockholders through equity-based compensation awards.

     Based on these objectives, the executive compensation program has been designed to promote appropriate levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities; and other benefits typically offered to executives by major corporations.

     The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels, for comparable companies, when financial and qualitative targets are met. In determining competitive compensation for each of the components of executive compensation described below, the Committee engages a nationally recognized, independent compensation consulting firm which reports directly to the Committee.

     In making its determinations, the Committee generally reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting the Company. Historically, this information has included data regarding companies believed to be comparable to the Company in terms of industry (i.e. automotive parts manufacturing), total revenues, number of employees, capitalization or other factors. This year, the Committee examined survey data regarding over 350 manufacturing and service companies as well as specific data regarding a comparison group comprised of companies -- including many automotive parts manufacturers -- selected based on their similarity to the Company in terms of size of revenues, total debt and market capitalization. The companies selected for compensation survey purposes were not intended to be identical to the automotive industry peer group shown in the stock Performance Graph appearing elsewhere in this Proxy Statement, reflecting that individual employment determinations are often driven by factors beyond those that are industry-specific.

     Salary levels are structured based upon reputable survey data for the comparable companies. The Company's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both individual and corporate), and a lesser portion is comprised of salary, causing greater potential variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans where the executive's compensation level varies in accordance with the market price of the Company's common stock.

     In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance, and determining actual incentive payments.

     Total executive compensation has two major components: (1) annual cash compensation comprised primarily of salary and bonus; and (2) long-term incentives comprised of some combination of stock options, performance-based shares or share equivalents and restricted stock. The following is a description of each of the components of the executive compensation program, along with a discussion of the decisions of and action taken by the Committee with regard to 2002 compensation. There also follows a discussion regarding CEO compensation.

ANNUAL CASH COMPENSATION PROGRAM

     An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Company's 401(k) plans (when Internal Revenue Service maximums are reached) and bonuses under the Company's executive incentive compensation plan. Each year, the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary and bonus target plan for the Company's executives and other key management personnel (excluding the CEO), following which the Committee approves that plan with changes that the Committee deems appropriate. The salary and bonus target plan that is developed is based on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional, and individual performance results. The Committee also reviews (with the assistance of the senior human resources executive and the nationally recognized, independent compensation consultants engaged directly by the Committee) and sets the salary and bonus target of the CEO based on similar information and criteria and the Committee's assessment of his past performance with the Company and its expectations as to his future contribution in leading the Company. For 2002, the salary and bonus target levels established for the Company's executives were generally designed to be in the 50th percentile range when compared to salaries and target bonuses set by the companies in the compensation surveys reviewed by the Committee as described above.

     Annual performance goals are established under the Company's incentive compensation plan at the beginning of each year for purposes of determining incentive awards for that year. The performance goals are generally developed by senior management and reviewed and approved by the Committee, with such changes as the Committee determines appropriate. At the conclusion of each year, the Committee approves incentive award payments to executives based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance as follows: (i) 75% of an individual's bonus is tied to the Company's achievement of EVA(R)(1) objectives, and (ii) 25% of an individual's bonus is based on judgmental considerations which take into account the relative performance of the Company versus its peers in key areas such as improvements in working capital and SGA&E (selling, general and administrative expenses) as a percentage of sales, technology leadership, improvements in EBITDA (earnings before interest, income taxes, depreciation and amortization) margins, performance of the Company's stock, management retention goals, overall market and industry conditions, the degree of difficulty in meeting targets, contribution to overall corporate performance, environmental and safety performance, quality initiatives and equal employment opportunities performance.

     For 2002, executive incentive compensation plan payouts were, on average, made at 125% of the targeted bonus amount for each executive. As described above, the Company's performance against its EVA objectives accounted for 75% of each executive's bonus. The Company achieved performance goals commensurate with 125% payout based on its 2002 EVA objectives. Payout of the remaining 25% of each executive's target bonus amount is discretionary and was established by the Committee based on the various subjective factors described above. Weighing these factors, the Committee determined that the 25% discretionary portion of each executive's bonus would also be paid, on average, at 125% of the targeted bonus amount

---------------
(1) EVA is after-tax operating profit minus the annual cost of capital. EVA is a registered trademark of Stern Stewart & Co.

for 2002. In making its determinations, the Committee noted in particular that, despite continuing difficult market conditions, the Company had substantially outperformed its internal plan for 2002 with respect to cash flows, working capital improvements and various profitability measures. At the same time, the Committee, on management's recommendation, established the general policy that no merit increases in base salary would be made for Company executives for 2003.

LONG-TERM INCENTIVES

     The Company's long-term incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current plan -- the 2002 Long-Term Incentive Plan -- permits the granting of a variety of long-term awards including stock options, restricted stock, stock equivalent units and performance units. The Company's former plans were structured similarly.

     Long-term awards are based on an analysis of competitive levels of similar awards and an assessment of individual performance. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term awards.

     In connection with the Spin-Off in 1999, the Committee reviewed the long-term incentives awarded to executives of the ongoing automotive operations in light of the foregoing principles and a supplemental independent compensation survey that focused specifically on participants in the automotive parts industry. At that time, the Committee implemented a long-term compensation program for the Company's executives that has been comprised of (1) stock options which generally vest over three years, (2) awards of restricted stock which vest over three years, (3) cash-settled stock equivalent units which are payable annually based on the achievement of EVA targets and (4) stock-settled performance units which are generally payable at the end of three years based on the achievement of EVA targets. For 2003, the Committee intends to discontinue its policy of awarding restricted stock and stock-settled performance units that generally vest over three years. The Committee intends that these components of the Company's long-term compensation program be replaced with a policy of awarding restricted stock that vests at the end of five years, subject to earlier vesting at the end of three years if the Company achieves its EVA performance goals for that three-year period.

     The Committee has historically granted long-term awards to the Company's executives that were designed to place them in the 75th percentile range when compared to the value of similar awards granted by peer companies to their executives. In 2002, however, the Committee revised its approach so that long-term awards are designed to place the Company's executives in the 50th percentile range when compared to the peer company awards.

     In 2002, the Committee approved an award of stock equivalent units to the Chief Executive Officer. The Committee did not, however, award stock options, performance units or restricted stock to the Chief Executive Officer in 2002. Additionally, the Committee, in general, did not award any equity-based long-term incentives to the Company's other executives in 2002. The Committee made its determinations consistent with the philosophy described above, specifically noting the amount of outstanding stock option, stock equivalent unit, performance unit and restricted stock awards that had been granted to Company executives at the time of the Spin-Off in 1999 through 2001, many of which were scheduled to fully vest at the end of 2002. For the Chief Executive Officer, the award of stock equivalent units was made in recognition of the fact that the Chief Executive Officer did not hold any previously granted, outstanding stock equivalent units and of the specific challenges facing the Company, the Company's operational achievements and the desire to provide incentive for further operational achievements.

     For 2002, the annually scheduled cash payout under the stock equivalent unit awards described above was made. Based on the Company's achievement of EVA targets established for 2002, award holders earned 125% of their targeted number of units for 2002. The cash payouts were equal to the number of units earned multiplied by the average of the closing prices of the Company's common stock for the ten trading days immediately following the Company's public announcement of its results of operations for 2002 ($2.37).

     For 2002, the scheduled stock settlement under the performance unit awards described above was made. Based on the Company's achievement of EVA targets established for 2000 through 2002, award holders earned and received common stock in an average amount equal to 109% of their targeted number of shares for the term of the award.

     In late 2002, the outstanding restricted stock held by Company executives became fully vested.

CEO COMPENSATION

     For 2002, Mr. Frissora's base salary and bonus target were set at $730,000 and $610,000, respectively, to reflect his leadership of Tenneco Automotive in an extremely difficult economic environment and in the face of increasingly challenging automotive industry conditions. His 2002 base salary represented a 10% increase over his 2001 base salary. As described above, on management's recommendation, the Committee has determined that there will be no merit increase of the base salary of Mr. Frissora or the other company executives for 2003. The Committee approved for 2002 an annual incentive award of $780,000, or 125% of target, for Mr. Frissora. The amount of Mr. Frissora's incentive award was based on the same factors as described above with respect to the 2002 bonuses paid to the Company's other executives, including his overall performance as CEO and the Company's achievement of its EVA goals. Mr. Frissora's 2002 base salary and bonus target were slightly below the 50th percentile of base salaries and target bonuses set for chief executive officers of the comparable companies surveyed. For 2002, in recognition of the Company's substantial operational improvements and a desire to provide incentives for further achievements, the Committee awarded stock equivalent units to Mr. Frissora as reflected under "Executive Compensation." In addition, his outstanding performance unit and restricted stock awards, originally granted in 1999, were paid or vested for 2002 as described above for the Company's other executives.

TAX LIMITATIONS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to the CEO or a Named Executive who is employed on the last day of the year; provided, however, non-discretionary "performance based compensation" is excluded from this $1 million limitation.

     The Committee has reviewed section 162(m) and its related regulations and feels that the Company's current compensation program and policies are appropriate. The Committee structures the Company's compensation programs to support organizational goals and priorities and stockholder interests. The Committee seeks to preserve the tax deductibility of executive compensation to the extent practicable and consistent with this philosophy. Because the Committee retains certain discretion under the executive incentive program to account for individual performance in making bonus awards, amounts payable to the designated officers under the program may not be fully deductible where the section 162(m) $1 million deduction limitation is otherwise reached. The Committee believes this ability to exercise discretion, considered with the fact that the 2002 salary and bonus paid to the Company's most highly compensated executive only slightly exceeded $1 million, is in the best interests of the Company and its stockholders. The stock equivalent unit, performance unit and stock option awards made under the Company's long-term incentive plans, however, are generally designed to incorporate the applicable requirements for "performance-based compensation" for purposes of section 162(m).

       Compensation / Nominating / Governance Committee

             Roger B. Porter -- Chairman
            Frank Macher
            Sir David Plastow
            David B. Price, Jr.

                               PERFORMANCE GRAPH

     The performance graph presented below provides the cumulative total stockholder return for Tenneco Automotive Inc. after the Spin-Off of Pactiv Corporation, reflecting continuing operations. The Spin-Off of Pactiv Corporation changed the Company in terms of revenue size and market capitalization, and also represented the final step in the Company's transition from a diversified holding company to a product- and market-focused company in the automotive parts industry. The performance graph compares the cumulative total stockholder return on the Company's common stock from November 5, 1999 (the first trading day after the Spin-Off) through December 31, 2002 with the Standard & Poor's 500 Stock Index and a peer group of companies chosen by the Company (the "Peer Group"). The companies comprising the Peer Group represent other participants in the automotive industry. The performance graph assumes an investment of $100 in each of the Company's common stock, the Standard & Poor's 500 Stock Index and the Peer Group index at the beginning of the period described. The performance graph is not intended to be indicative of future stock performance.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN
                    BASED UPON AN INITIAL INVESTMENT OF $100
                 ON NOVEMBER 5, 1999 WITH DIVIDENDS REINVESTED

[PERFORMANCE GRAPH]

                          5-Nov-99   31-Dec-99     31-Dec-00     31-Dec-01     31-Dec-02
  Tenneco Automotive
     Inc.                   $100       $115           $38           $26           $51
  S&P 500                   $100       $107           $98           $86           $67
  Custom Composite Index
     (11 Stocks)            $100       $101           $71           $92           $71

-------------------------

NOTES:

1. Cumulative total stockholder return is based on share price appreciation plus the reinvestment of dividends.

2. Cumulative total stockholder return for the Peer Group is based on the market capitalization weighted cumulative total stockholder return of the companies comprising the Peer Group. The Peer Group is comprised of the following companies: Arvin Industries Inc. (through the second quarter of 2000, when it merged with Meritor Automotive), ArvinMeritor, Inc. (formerly known as Meritor Automotive Inc.), Borg Warner Automotive, Inc., Cummins Inc., Dana Corporation, Delphi Corporation, Federal Mogul Corporation, Lear Corporation, Magna International, Simpson Industries, Inc. (through the third quarter of 2000, when it merged with MascoTech, Inc.), and Tower Automotive Inc.

                           REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee comprises of four directors and operates under a written charter for the Audit Committee. All of the members of the Audit Committee meet the current definition of "independent" for purposes of the NYSE listing standards. In addition, under current rules and regulations of the Securities and Exchange Commission and the NYSE, our Board has determined that each of Messrs. Cramb (who joined the Audit Committee in March 2003) and Stecko qualify as an Audit Committee financial expert and all of the members of Audit Committee satisfy the NYSE's financial literacy requirements. The charter of the Audit Committee was amended most recently in March 2003, in response to the adoption of the Sarbanes-Oxley Act of 2002. A copy of the charter is attached to this Proxy Statement as Appendix A.

     In addition, all of the members of the Audit Committee meet the definition of "independent" as reflected in the pending amendments to the listing standards that were proposed by the NYSE and pending SEC rules, except for Mr. Stecko, the Chairman of the Audit Committee. Mr. Stecko would not meet the amended NYSE "independence" standard if it were in effect today, as he was employed by the Company or one of its subsidiaries from 1993 to April 1999, when he resigned to become Chief Executive Officer of Packaging Corporation of America. Under the proposed amendments to the NYSE listing standards, the NYSE will not consider a director "independent" if he has been employed by the listed company during the prior five years (as compared to three years under the existing listing standards). The Board of Directors nonetheless has determined that it is in the best interests of the Company that Mr. Stecko continues to serve on the Audit Committee based on, among other things, the Board's belief that Mr. Stecko's familiarity with the Company, both before and after the Spin-Off, is of unique value in assuring continuity in the functioning of the Audit Committee. In addition, the five-year anniversary of Mr. Stecko's resignation from the Company will pass in April 2004. The Company expects that, by the time the proposed amendments to the listing standards are adopted (after giving affect to any phase-in period for the new rules), and assuming the proposed amendments are not further modified, Mr. Stecko will meet the NYSE's definition of independent.

REPORT

     The Audit Committee has furnished the following report:

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors ("Deloitte & Touche"), the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

     The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche its independence from the Company and its management.

     The Audit Committee has considered whether the services rendered by the Company's independent public accountants with respect to audit, audit-related, tax and other fees are compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        Audit Committee
               Paul T. Stecko -- Chairman
               M. Kathryn Eickhoff
               Dennis G. Severance

              RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Financial statements of the Company and its consolidated subsidiaries will be included in the Company's Annual Report furnished to all stockholders. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for the Company to examine its consolidated financial statements for the year ending December 31, 2003, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee would reconsider the appointment. Deloitte & Touche LLP was engaged as the Company's principal independent public accountants for the year ended December 31, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS IN 2002

     As previously reported by the Company in a Form 8-K dated May 16, 2002, effective May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, approved the engagement of Deloitte & Touche LLP as the Company's independent auditors for 2002, replacing Arthur Andersen LLP (which was dismissed as independent auditors of the Company effective May 16, 2002 and which subsequently ceased accounting practice). Arthur Andersen LLP's reports on the Company's financial statements for the prior two fiscal years ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the prior two fiscal years ended December 31, 2001, and during the interim period of 2002 for which Arthur Andersen LLP continued to be engaged by the Company, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen to make reference to the matter in their report. During 2002, the Company requested Arthur Andersen LLP to furnish it a letter addressed to the SEC stating whether it agreed with the above statements. A copy of that letter, dated May 17, 2002, was received and filed as Exhibit 16.1 to the Company's Form 8-K dated May 16, 2002.

AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

     The following table shows the aggregate fees paid to the Company's independent public accountants during 2002 and 2001.

                                   DELOITTE & TOUCHE LLP    ARTHUR ANDERSEN LLP
                                        YEAR ENDED              YEAR ENDED
                                     DECEMBER 31, 2002       DECEMBER 31, 2001
                                   ---------------------    -------------------
Audit fees.....................         $2,337,000              $1,886,000
Audit-related fees.............            109,000               1,014,000
Tax fees.......................          1,464,000               2,172,000
All other fees.................                 --               1,206,000
                                        ----------              ----------
                                        $3,910,000              $6,278,000

     Audit fees are for services necessary to perform an audit or review in accordance with Generally Accepted Auditing Standards (GAAS), including audits of some subsidiary financial statements required by local country laws and reviews of the Company's quarterly financial statements.

     Audit-related fees are for assurance and related services traditionally performed by the independent accountant. In 2002, these fees primarily consist of consultation on accounting issues, including adopting new accounting standards. In 2001, the fees consisted of benefit plan audits and accounting and transactional consultation.

     Tax fees in both years relate to foreign and domestic tax compliance, tax planning and tax advice, mainly related to assistance with managing tax audits. In 2002, Deloitte & Touche LLP performed tax services from June through year end and Arthur Andersen LLP performed those services through May 2002, for which the Company paid Arthur Andersen LLP $1,007,000.

     All other fees in 2001 consist of extended audit services through internal audit co-sourcing.

OTHER

     At a meeting held in September 2002, shortly after the adoption of the Sarbanes-Oxley Act of 2002 and its provisions regarding audit committee pre-approval of non-audit services provided by a public company's independent public accountants, the Audit Committee (in its entirety) approved the continued provision to the Company of tax services as described above and benefits plan audits by Deloitte & Touche LLP. In March 2003, after the SEC's adoption of final rules regarding provision of non-audit services by a public company's independent public accountants, the Audit Committee (in its entirety) reaffirmed its approval of Deloitte & Touche LLP's provision of tax services as described above for the ensuing year.

     The Audit Committee has considered whether the services rendered by the Company's independent public accountants with respect to the foregoing fees are compatible with maintaining their independence.

                         APPROVAL OF AMENDMENTS TO THE
             TENNECO AUTOMOTIVE INC. 2002 LONG-TERM INCENTIVE PLAN
                                    (ITEM 3)

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL
             OF THE AMENDMENTS TO THE 2002 LONG-TERM INCENTIVE PLAN

BACKGROUND AND PURPOSE

     In March 2002, the Company established the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "Plan"), which was approved by the Company's stockholders at the 2002 annual meeting. The purposes of the Plan are to: (i) promote the long-term success of the Company and its subsidiaries; (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate participants in the Plan, by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     The Plan, as originally approved, provided for the delivery of up to 2 million shares of the Company's common stock pursuant to awards granted under the plan, including a maximum of 500,000 shares for Full Value Awards (as defined below). Through March 11, 2003, the Company has granted awards under the Plan covering the delivery of up to 1,733,914 shares of common stock, including 151,113 shares subject to Full Value Awards. Accordingly, at March 11, 2003, 266,086 shares remained available for delivery under the Plan.

     The Board of Directors wishes to ensure the Company's continued ability to offer equity-based incentives to employees, consultants and other persons providing services to the Company or its subsidiaries. The Board of Directors believes this type of compensation is critical to its ability to attract and retain highly qualified individuals and otherwise attain the goals described above. Based on its experience since the Plan was established, however, it does not believe it has sufficient shares available for future delivery under the Plan to accomplish these purposes.

     Accordingly, on March 11, 2003, the Board of Directors approved amendments of the Plan that would (i) increase the total number of shares of common stock available for delivery pursuant to awards granted under the Plan from 2 million to 4 million and (ii) increase the number of shares of common stock available for delivery pursuant to Full Value Awards granted under the Plan from 500,000 to 1 million. The Board of Directors is submitting these amendments, as a single proposal, to the Company's stockholders for approval at the 2003 Annual Meeting.

     Stockholder approval of the amendments of the Plan is required by the rules of the New York Stock Exchange. The affirmative vote of holders of a majority of the votes cast on the proposal at the Annual Meeting is required to approve the amendments of the Plan (provided the total votes cast on the proposal represent more than 50% of the outstanding shares of common stock on the record date for the Annual Meeting).

     The following is a summary of the principal features of the Plan, including the amendments described above. The effective date of the Plan as originally adopted was March 12, 2002 (the "Effective Date"), and no new awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except pursuant to commitments entered into before that ten-year anniversary). The effective date of the amendments is March 11, 2003, subject to stockholder approval at the Annual Meeting. A copy of the full text of the Plan (amended and restated effective as of March 11, 2003, subject to stockholder approval of the amendments) is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. Stockholders are urged to read the actual text of the Plan in its entirety.

ADMINISTRATION OF THE PLAN; PARTICIPATION

     The authority to control and manage the operation and administration of the Plan will be generally vested in a committee of the Company's Board of Directors (the "Committee"), which is selected by the Board and must consist of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Company's current Compensation/Nominating/Governance Committee is the "Committee" for purposes of the Plan.

     Subject to the terms of the Plan, the Committee determines from among the Eligible Individuals (as defined below) who will receive awards under the Plan ("Awards"), the number of shares of common stock subject thereto and the exercise price and other terms thereof. The persons eligible to receive Awards under the Plan are employees of the Company or its subsidiaries, consultants and other persons providing services to the Company or its subsidiaries and members of the Board of Directors (the "Eligible Individuals"), except that only employees are eligible to receive incentive stock option Awards under the Plan. As of March 21, 2003, there were approximately 1,084 persons who would be considered Eligible Individuals for the purposes of the Plan. The consideration to be received by the Company for the granting of Awards under the Plan is service to the Company or its subsidiaries.

AVAILABLE SHARES AND SHARE INFORMATION

     If the amendment is approved at the Annual Meeting, (i) the maximum total number of shares of common stock that may be delivered under the Plan will be increased from 2 million to 4 million (subject to adjustment as described in the Plan) and (ii) the maximum number of shares of common stock that may be delivered under the Plan in respect of "Full Value Awards" will be increased from 500,000 to 1 million (subject to adjustment as described in the Plan). For the purposes of the Plan, "Full Value Awards" are Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock and Restricted Stock Units (each as defined below).

     The Company had an aggregate of 40,219,397 shares of common stock outstanding as of March 21, 2003. The shares of common stock with respect to which Awards may be made under the Plan will be shares of common stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of common stock purchased in the open market or in private transactions. The closing price per share of common stock on March 21, 2003, as reported by the New York Stock Exchange, was $2.59.

CERTAIN TERMS AND CONDITIONS OF AWARDS

     An Award under the Plan is subject to such terms and conditions, not inconsistent with the Plan, as the Committee prescribes. The terms and conditions of any Award to a participant are reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the participant, and the Committee may, but need not, require that the participant sign a copy of such document.

     Awards may be granted under the Plan as any of the following: Options; SARs; Bonus Stock Awards; Stock Equivalent Unit Awards; Restricted Stock Awards; Restricted Stock Unit Awards; and Performance Unit Awards (each as defined below).

     The grant of an "Option" will entitle the participant to purchase shares of common stock at an exercise price (the "Exercise Price") established by the Committee. An Option may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). An NQO is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     A stock appreciation right (a "SAR") entitles the participant to receive, in cash or shares of common stock, value equal to (or otherwise based on) the excess of (i) the Fair Market Value (as defined below) of a specified number of shares of common stock at the time of exercise, over (ii) an Exercise Price established by the Committee. No Option or SAR may be granted with a term that extends beyond the tenth anniversary of the grant date.

     The "Exercise Price" of each Option and SAR granted is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price may be less than 100% of the Fair Market Value of a share of common stock on the date of grant (or, if greater, the par value of a share of common stock). For purposes of determining the "Fair Market Value" of a share of common stock as of any date, the following rules apply: (i) if the principal market for the shares of common stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of common stock are then listed or admitted to trading; (ii) if the shares of common stock are not listed on a national securities exchange and the shares of common stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of common stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; and (iii) if neither clause (i) nor (ii) is applicable, then the Fair Market Value of the shares of common stock shall be determined in good faith by the Committee.

     A "Bonus Stock" Award is a grant of shares of common stock in return for previously performed services, or in return for the participant surrendering other compensation that may be due to such participant from the Company or its subsidiaries.

     A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of common stock, in the future, which may be (but need not be) contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

     A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar value amount of shares, of common stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

     A "Restricted Stock" Award is a grant of shares of common stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of common stock, or cash in an amount equal to the value of a specified number of shares of common stock, in the future, with such shares of common stock or right to future delivery of such shares of common stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives, as determined by the Committee.

     The payment of the Exercise Price of an Option granted under the Plan is subject to the following: (a) subject to clauses (b) and (c) below, the full Exercise Price for shares of common stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause (c) below, payment may be made as soon as practicable after the exercise); (b) the Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares of common stock or by attestation, shares of the Company's common stock owned for at least six months or acquired on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; and (c) the Committee may permit a participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of common stock (or a sufficient portion of the shares of common stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     In the discretion of the Committee, a participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or its subsidiaries.

     An Award (including without limitation an Option or SAR Award) may provide the participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of common stock subject to the Award.

     The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units, or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of common stock, the granting of replacement Awards, or any combination thereof as the Committee determines. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee determines.

     If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of common stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan. To the extent any shares of common stock covered by an Award are not delivered because the Award is forfeited or canceled, or the Award is settled in cash or the shares are used to satisfy the applicable tax withholding obligation, such shares of common stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan or, if applicable, as Full Value Awards.

     All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.

TRANSFERABILITY

     Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

CERTAIN ADJUSTMENTS

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

AMENDMENT OR TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any award agreement under the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing, (i) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law, regulation or stock exchange rule.

CERTAIN LIMITATIONS ON AWARDS AND RELATED MATTERS

     The aggregate number of shares of common stock underlying Options and SARs granted to any one individual under the Plan may not exceed 350,000 (subject to adjustments as described in the Plan) in any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of common stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of common stock shall be counted as covering only one share of common stock for purposes of applying the limitation in the preceding sentence.

     The Committee may designate whether any Award being granted to any participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" will be conditioned on the achievement of one or more Performance Measures (as defined in the Plan), to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards include, among others, earnings, operating income, expense performance, margins, working capital targets, cash flow performance and EVA.

     For Bonus Stock Awards, Stock Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of common stock and, if such Awards are denominated in cash value, no more than $800,000, may be subject to such Awards granted to any one individual during any one calendar year.

CHANGE OF CONTROL

     Upon the occurrence of a change in control of the Company (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in any award agreement: (a) Options and SARs will become immediately vested and exercisable and will remain exercisable for the lesser of 36 months following such change in control or the remaining maximum term of such Award; (b) any restriction imposed on Restricted Stock or Restricted Stock Units will lapse and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held; and (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards will be deemed to have been fully earned as of the effective date of the change in control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each participant holding any such Award will be entitled to be paid in cash, within 30 days after the change in control, the total of the fair market value, determined as of immediately prior to such change in control, of any such Award held.

NEW PLAN BENEFITS

     Because grants under the Plan are discretionary, it is not possible to determine or estimate the benefits or amounts that will be received in the future by any Eligible Individual under the Plan, except that, as described above under "Election of Directors -- Compensation of Directors," it is anticipated that (i) M. Kathryn Eickhoff, a current director of the Company, will receive $15,400 of Restricted Stock annually under the Plan in respect of certain residual obligations under the Company's former directors' retirement plan, (ii) the portion of Outside Directors' fees payable in equivalent units that may be stock-settled will be awarded under the Plan and (iii) each of the Outside Directors will continue to be awarded an option to purchase up to 5,000 shares of common stock annually under the Plan.

OUTSTANDING AWARDS

     The following table shows, as of December 31, 2002, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

                                           NUMBER OF
                                       SECURITIES TO BE
                                          ISSUED UPON       WEIGHTED AVERAGE
                                          EXERCISE OF       EXERCISE PRICE OF         NUMBER OF
                                          OUTSTANDING          OUTSTANDING       SECURITIES REMAINING
                                       OPTIONS, WARRANTS    OPTIONS, WARRANTS    AVAILABLE FOR FUTURE
           PLAN CATEGORY                 AND RIGHTS(1)         AND RIGHTS            ISSUANCE(1)
           -------------               -----------------    -----------------    --------------------
EQUITY COMPENSATION PLANS APPROVED
  BY SECURITY HOLDERS:
Tenneco Automotive Inc. Stock
  Ownership Plan(2)................        5,058,646              $6.38                         0
Tenneco Automotive Inc. 2002 Long-
  Term Incentive Plan..............          122,801(3)           $5.69(3)              1,859,119(4)
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS:
Tenneco Automotive Inc.
  Supplemental Stock Ownership
  Plan(5)..........................          809,601(6)           $8.56(6)                      0

---------------
(1) Reflects number of shares of the Company's common stock. Does not include 185,067 shares that may be issued under the stockholder-approved equity plans listed above in settlement of directors' stock equivalent units, credited to the outside directors as payment of directors' fees. In general, these units are settled in cash. At the option of the Company, however, they may be settled in shares of the Company's common stock. See "Election of Directors -- Compensation of Directors."
(2) This plan terminated as to new awards on December 31, 2001 (except awards pursuant to commitments outstanding at that date). Does not include 295,669 shares subject to outstanding restricted stock (vest over time) and stock-settled performance share awards (vest based on the achievement of performance goals over a specified period) outstanding as of December 31, 2002 that were issued at a weighted average issue price of $7.20 per share.
(3) Does not include 18,080 shares subject to outstanding restricted stock (vest over time) and stock-settled performance share awards (vest based on the achievement of performance goals over a specified period) outstanding as of December 31, 2002 that were issued at a weighted average issue price of $5.28 per share.

(4) Under this plan, as of December 31, 2002, a maximum of 481,920 of these shares remained available for delivery under Full Value Awards. As described above, at March 11, 2003 the Company had outstanding awards granted under this plan covering the delivery of up to a total of 1,733,914 shares of common stock. Accordingly, at March 11, 2003, 266,086 shares remained available under this plan (all of which could be delivered as Full Value Awards).
(5) The plan described in the table above as not having been approved by security holders is the Tenneco Automotive Inc. Supplemental Stock Ownership Plan. This plan, which terminated on December 31, 2001 as to new awards (except awards pursuant to commitments outstanding at that date), originally covered the delivery of up to 1.5 million shares of common stock held in the Company's treasury. This plan was and continues to be administered by the Compensation/Nominating/Governance Committee. The Company's directors, officers and other employees were eligible to receive awards under this plan, although awards under the plan were limited to the Company's non-executive employees. Awards under the plan could take the form of non-statutory stock options, stock appreciation rights, restricted stock, stock equivalent units or performance units. All awards made under this plan were discretionary. The committee determined which eligible persons received awards and determined all terms and conditions (including form, amount and timing) of each award.
(6) Does not include 204,000 shares subject to outstanding stock-settled performance share awards (vest based on the achievement of performance goals over a specified period) outstanding as of December 31, 2002 that were issued at a weighted average issue price of $8.56 per share.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

     The federal income tax discussion set forth below is included for general information only. Eligible Individuals are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

     No income results to the holder of an ISO upon the grant thereof or issuance of shares upon exercise thereof. The amount realized on the sale or taxable exchange of the shares received upon exercise of the ISO in excess of the Exercise Price will be considered a capital gain, except that, if a sale, taxable exchange or other disposition occurs within one year after exercise of the ISO or two years after the grant of the ISO (generally considered to be a "disqualifying disposition"), the participant will realize compensation, for federal income tax purposes, on the amount by which the lesser of the Fair Market Value on the date of exercise, or the amount realized on the sale of the shares, exceeds the Exercise Price. Any appreciation on the shares between the exercise date and the disposition will be taxed to the participant as capital gain. The difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise is a tax preference item for the purpose of calculating the alternative minimum tax on individuals under the Code. This preference amount will not be included again in alternative minimum taxable income in the year the taxpayer disposes of the stock.

     No compensation will be realized by a participant holding a NQO at the time it is granted. Upon the exercise of a NQO, a participant will realize compensation for federal income tax purposes on the difference between the Exercise Price and the Fair Market Value of the shares acquired at the time of exercise.

     If the participant exercises a NQO by surrendering previously owned shares of common stock, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these Options is added to the basis of the shares received. If the exercised Option is an ISO and the shares surrendered were acquired through the exercise of an ISO and have not been held for the applicable holding period, the participant will recognize income on such exchange, and the basis of the shares received will be equal to the Fair Market Value of the shares surrendered. If the applicable holding period has been met on the date of exercise of such an ISO, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

     The Company recognizes no deduction at the time of grant or exercise of an ISO and recognizes no deduction at the time of grant of a NQO. The Company will recognize a deduction at the time of exercise of a NQO in an amount equal to the difference between the Exercise Price and the Fair Market Value of the shares on the date of exercise. The Company also will recognize a deduction to the extent the participant recognizes income upon a disqualifying disposition of shares underlying an ISO.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy card to vote all Proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed Proxy card. Alternatively, in lieu of returning signed Proxy cards, stockholders can submit a Proxy over the Internet or by calling a specially designated telephone number which appears on the Proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed Proxy card.

     All properly completed, unrevoked Proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered, the Proxy will be voted (i) FOR the election of all nominees for election as director described in this Proxy Statement, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP, (iii) FOR approval of the amendments to the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan, and (iv) in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

     A Proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated Proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, directors, officers and beneficial owners of 10% or more of the common stock ("Reporting Persons") are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of common stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no Reporting Persons known to it were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, other than the following: In December 2001, a Form 4 was filed on behalf of Timothy R. Donovan reporting the grant by the Company to him of an option to purchase common stock. The Form 4 reported that the amount of common stock subject to the option was 80,000 shares; it was subsequently determined that the amount was 110,000 shares. This was discovered after Mr. Donovan's Form 5 was filed in February 2002 and has since been reported on an amended Form 4. The total option grant was, in any event, reported in the Proxy Statement for the Company's 2002 annual meeting of stockholders under the heading "Options Granted in 2001."

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to ratify Deloitte & Touche LLP as the Company's independent public accountants, and (3) the majority of votes cast on the proposal at the Annual Meeting (in person or by proxy) is required to approve the amendments to the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting.

     Because the election of directors is determined on the basis of a plurality of the votes cast, directions to withhold authority have no effect on the election of directors. Because the vote standard for the approval of Deloitte & Touche LLP is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal. Because the vote standard for the approval of the amendments to the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan is a majority of votes cast on the proposal, abstentions have the effect of a vote against and, assuming the total votes cast on the proposal represent more than 50% of the outstanding common stock on the record date for the Annual Meeting, broker non-votes would have no effect on the proposal.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement is incorporated by reference in any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Executive Compensation -- Tenneco Automotive Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation," "Performance Graph," and "Report of Audit Committee" will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2004, the proposal must be received by the Company by December 4, 2003.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAWS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by the date determined under the Company's By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in the Company's proxy statement. The Company's By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under the Company's By-laws, a proposal for the 2004 annual meeting not included by or at the direction of the Board must be received not earlier than January 13, 2004, nor later than February 12, 2004.

                                             KARL A. STEWART
                                                  Secretary
                            ------------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY R. DONOVAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND MANAGING DIRECTOR-INTERNATIONAL, 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           OF TENNECO AUTOMOTIVE INC.

     Tenneco Automotive Inc. recognizes that sound principles of corporate governance and the integrity of the company's financial statements and financial reporting processes are essential to obtaining and retaining the trust and respect of investors and other persons and groups interested in the company and its activities, including employees, customers, suppliers, communities in which it does business, government officials and the public generally.

     The Board of Directors has approved the following Charter of the Audit Committee that, together with the company's Corporate Governance Principles, is intended to provide a framework for the governance of the company with respect to the company's financial statements, financial reporting processes, systems of internal controls and compliance with legal and regulatory requirements.

     I. Audit Committee Designation

          There is a committee of the Board of Directors of Tenneco Automotive Inc. called the Audit Committee.

     II. Audit Committee Purpose

          The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the company's independent auditors. The purpose of the Audit Committee is to:

        - assist the Board of Directors in fulfilling its oversight of (a) the integrity of the company's financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, information systems security, environmental compliance and legal compliance, (b) the company's compliance with legal and regulatory requirements, and (c) the independence, qualifications and performance of the company's independent auditors and internal auditing function;

        - provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors; and

        - prepare the audit-related report required by the Securities and Exchange Commission (SEC) to be included in the company's annual proxy statement.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as

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

     any officer or other employee of the company or its subsidiaries. The Audit Committee has the ability to retain, at the company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

     III. Audit Committee Composition and Meetings

          The Audit Committee is comprised of three or more directors, as determined by the Board of Directors. The Board of Directors appoints the members of the Audit Committee annually, considering the recommendation of the Compensation/Nominating/Governance Committee, and further considering the views of the Chairman of the Board of Directors and the Chief Executive Officer, as appropriate. The members of the Audit Committee serve until their successors are appointed and qualify. The Board of Directors has the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to the new member(s) satisfying the independence, experience and financial expertise requirements described in this Charter.

          Each member of the Audit Committee must be "independent" for purposes of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each member of Audit Committee must be an independent director as determined under the applicable rules of the New York Stock Exchange, and must also satisfy the additional New York Stock Exchange independence requirement for members of audit committees, in each case no later than the end of any applicable grace or "phase-in" period adopted by the New York Stock Exchange with respect to those rules.

          All members of the Audit Committee are required to have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Unless otherwise determined by the Board of Directors to be appropriate under the circumstances, at least one member of the Audit Committee is required to be a "financial expert," and at least one member of the Audit Committee is required to have "financial expertise," as determined for purposes of the rules of the SEC and New York Stock Exchange, respectively.

          If an Audit Committee Chair is not designated by the Board of Directors or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

          The Audit Committee holds regular meetings, at least quarterly and additionally as often as the committee deems appropriate. The Audit Committee Chair approves an agenda in advance of each meeting. The Audit Committee should meet privately in executive session as often as it deems necessary, but at least annually, with management, the Internal Audit Director, the independent auditors and as a committee to discuss any matters that the Audit Committee or any of these groups believe should be discussed.

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

          Except as expressly provided in this Charter, the by-laws of the company or any Corporate Governance Principles of the company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Audit Committee may fix its own rules of procedure.

     IV. Audit Committee Responsibilities and Authority

          The Audit Committee has the sole authority to appoint or replace the independent auditors, and must approve all audit engagement fees and terms. The Audit Committee also must approve all non-audit engagements by the Company with the independent auditors, except as otherwise permitted by applicable law. The Audit Committee may consult with management but may not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to the extent permitted by applicable law. In its capacity as a committee of the Board, the Audit Committee is directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditors report directly to the Audit Committee.

          In performing its functions, the Audit Committee undertakes those tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its duties:

        Review Procedures

        1. The Audit Committee reviews the company's annual audited financial statements and quarterly financial statements prior to filing or distribution, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements and, as appropriate, recommends to the Board of Directors whether the audited financial statements should be included in the company's Form 10-K. The Audit Committee's review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments, including any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61.

        2. The Audit Committee discusses with management and, as appropriate, the independent auditors earnings press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information) and financial information and earnings guidance provided to analysts and ratings agencies.

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

        3. In consultation with the management, the independent auditors and the internal auditors, the Audit Committee considers the integrity of the company's financial reporting processes and controls.

        4. The Audit Committee reviews disclosures made by the company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

        5. The Audit Committee reviews any reports of the independent auditors mandated pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and obtains from the independent auditors any information with respect to illegal acts in accordance with Section 10A and the rules thereunder.

        6. The Audit Committee reviews and discusses with management and the independent auditors, as applicable:

            a. major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any special audit steps adopted in light of material control deficiencies;

            b. analyses prepared by management or the independent auditors that set forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

            c. any management letter provided by the independent auditors and the company's response to that letter;

            d. any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto;

            e. liquidity, off-balance sheet structures and debt covenants; and

            f. the effect of significant regulatory and accounting initiatives on the financial statements of the company.

        7. The Audit Committee discusses with management the company's major financial risk exposures and the steps management has taken to monitor and control those exposures, including the company's risk assessment and risk management policies.
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

        Independent Auditors

        8. The independent auditors are ultimately accountable to the Audit Committee. The Audit Committee reviews the independence, qualifications and performance of the auditors at least annually, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of management and the company's internal auditors. At least annually, the Audit Committee appoints the company's independent auditors for the ensuing fiscal year, and will report to the Board of Directors regarding its determinations about the appointment or removal of any independent auditors.

        9. The Audit Committee obtains and reviews a report from the independent auditors at least annually regarding:

            a. the independent auditors' internal quality-control procedures;

            b. any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and

            c. any steps taken to deal with any such issues.

        10. On an annual basis, the Audit Committee requires the independent auditors to submit a formal written statement delineating all relationships between the auditors and the company or its subsidiaries or affiliates, and reviews and discusses all significant relationships that could impair the auditors' independence. It is the responsibility of the Audit Committee to take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

        11. At least annually, the Audit Committee reviews the independent auditors' audit plan with respect to the ensuing fiscal year, and discusses with them, as determined appropriate, the plan's scope, staffing, locations, reliance upon management and internal audit and general audit approach.

        12. It is the responsibility of the Audit Committee to ensure that the representatives of the independent auditors who perform work for the company are rotated as required by the Sarbanes-Oxley Act of 2002 and other applicable law, and to further consider rotation of the independent auditor firm itself.

        13. The Audit Committee discusses with the independent auditors any communications between the audit team and the audit firm's national office regarding any material auditing or material accounting issues presented by the independent auditors' engagement by the company.

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

        14. The Audit Committee discusses with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were not recorded by management (because they were deemed to be immaterial or otherwise were "passed").

        Internal Audit

        15. It is the responsibility of the Audit Committee to ensure that the company maintains an internal audit function.

        16. At least annually, the Audit Committee reviews the company's internal audit plan, activities, organizational structure and staffing. The Audit Committee reviews any significant changes to the company's internal audit plan.

        17. The Audit Committee reviews significant reports prepared by the internal audit department, together with management's response and follow-up to these reports.

        18. At least annually, the Audit Committee discusses with the independent auditors the company's internal auditors and their audit plan, responsibilities, budget and staffing.

        Environmental and Legal Compliance

        19. At least annually, the Audit Committee reviews with the company's General Counsel:

            a. any environmental or legal matters that could have a significant impact on the company's financial statements;

            b. compliance by the company and its subsidiaries with applicable laws and regulations; and

            c. any inquiries received from regulators or governmental agencies by the company or its subsidiaries.

        Other Audit Committee Responsibilities

        20. It is the responsibility of the Audit Committee to annually prepare a report to stockholders as required by the rules of the SEC. The report is included in the company's annual proxy statement.

        21. It is the responsibility of the Audit Committee to review and reassess the adequacy of this Charter at least annually and to recommend any proposed changes to the Board of Directors for approval. It is the responsibility of the Audit Committee to cause the Charter to be published in accordance with applicable SEC and New York Stock Exchange regulations.

        22. The Audit Committee monitors compliance with the company's Statement of Business Principles.

        23. As may be set forth from time to time in the company's Statement of Business Principles (or other code of business conduct and ethics adopted by the company), the Audit Committee may be responsible for granting waivers of the Statement of Business Principles (or other code of business conduct and ethics) for directors and executive officers.

        24. Pursuant to applicable SEC rules, it is the responsibility of the Audit Committee to establish procedures for:

            a. the receipt, retention and treatment of complaints received by the company and its subsidiaries regarding accounting, internal accounting controls or auditing matters; and

            b. the confidential, anonymous submission by employees of the company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

        25. The Audit Committee may from time to time recommend to the Board of Directors policies for the company's hiring of employees or former employees of the independent auditors who were engaged on the company's account (recognizing that the hiring by the Company of certain representatives of the independent auditors could jeopardize the auditors' independence or otherwise be prohibited).

        26. It is the responsibility of the Audit Committee to maintain minutes of its meetings and report, through its Chair, to the Board of Directors on significant results of each meeting.

        27. It is the responsibility of the Audit Committee to engage in a self-assessment of its performance at least annually.

     V. Limitations on Audit Committee Responsibilities

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

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

                                                                      APPENDIX B

                            TENNECO AUTOMOTIVE INC.
                         2002 LONG-TERM INCENTIVE PLAN

               (As Amended and Restated Effective March 11, 2003)

                                   ARTICLE 1

                                    GENERAL

     1.1. Purpose. The Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (the "Plan") has been established by Tenneco Automotive Inc. (the "Company") to:
(i) promote the long-term success of the Company and its Subsidiaries (as defined herein); (ii) attract and retain persons eligible to participate in the Plan; (iii) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; (iv) provide incentive compensation opportunities that are competitive with those of other similar companies; (v) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and (vi) thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as defined herein) shall determine and designate, from time to time, from among the Eligible Individuals (as defined herein), including without limitation transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement (as defined herein), those persons who will be granted one or more Awards (as defined herein) under the Plan, and thereby become "Participants" in the Plan.

     1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Article 5 (relating to operation and administration).

                                   ARTICLE 2

                             CERTAIN DEFINED TERMS

     As used in this Plan, the following terms shall have the meanings set forth or referenced below. In addition, other terms may be defined in the other Articles and Sections of this Plan, and, unless the context otherwise requires, shall have the specified meanings throughout the Plan:

          (a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Bonus Stock Awards, Stock

     Equivalent Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Unit Awards.

          (b) Board. The term "Board" means the Board of Directors of the Company.

          (c) Change in Control. The term "Change in Control" shall mean any of the following events (but no event other than one of the following events):

             (i) any person, alone or together with any of its affiliates or associates, becoming the beneficial owner, directly or indirectly, of securities of the Company representing (A) fifteen percent (15%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs, or (B) forty percent (40%) or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights; provided, however, that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this subparagraph (i) solely because the requisite percentage of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefits plans maintained by the Tenneco Companies; or

             (ii) members of the Incumbent Board ceasing to constitute a majority of the Board; or

             (iii) the consummation of any plan of merger, consolidation, share exchange or combination between the Company and any person, including without limitation becoming a subsidiary of any other person, without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation, share exchange or combination, constituting a majority of the board of directors of (A) the surviving or successor corporation of such transaction, or (B) if the surviving or successor corporation of such transaction is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

             (iv) the consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any such sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the corporation which holds such assets after such disposition; provided, however, that the Board may determine conclusively that any transaction does not constitute a sale, exchange or other disposition of substantially all of the Company's assets; or

             (v) if any person, alone or together with any of its affiliates or associates, elects or has elected during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board, and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such person; or

             (vi) the Company's stockholders approving a plan of complete liquidation or dissolution of the Company.

          (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e) Common Stock. The term "Common Stock" means the Company's common stock, par value $.01 per share.

          (f) Covered Employee. The term "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a "covered employee," as defined in Code section 162(m) and the regulations promulgated under Code section 162(m).

          (g) Effective Date. The term "Effective Date" has the meaning set forth in Section 5.1.

          (h) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, any consultant or other person providing services to the Company or a Subsidiary and any member of the Board; provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary.

          (i) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Common Stock as of any date, the following rules shall apply:

             (i) If the principal market for the shares of Common Stock is a national securities exchange or the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest sales prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) on the principal exchange or market on which the shares of Common Stock are then listed or admitted to trading.

             (ii) If the shares of Common Stock are not listed on a national securities exchange and the shares of Common Stock are not quoted on the NASDAQ securities market, then the "Fair Market Value" as of that date shall be the average of the highest and lowest prices of a share of Common Stock on that date (or, if such day is not a business day, the next preceding business day) as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

             (iii) If subparagraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the shares of Common Stock shall be determined in good faith by the Committee.

          (j) Incumbent Board. The "Incumbent Board" shall consist of the following persons:

             (i) the members of the Board as of the Effective Date, to the extent they continue to serve as members of the Board; and

             (ii) any individual who becomes a member of the Board after the Effective Date, if his or her election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company.

          (k) Participants. The term "Participants" has the meaning set forth in
     Section 1.2.

          (l) Performance Measure. The term "Performance Measure" means any of the following: (1) net earnings; (2) earnings per share; (3) net sales growth; (4) net income (before or after taxes); (5) net operating profit;
     (6) return measures (including, but not limited to, return on assets, capital, equity or sales); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) cash flow return on investments, which equals net cash flows divided by owner's equity; (9) earnings before or after taxes, interest, depreciation and/or amortization;
     (10) internal rate of return or increase in net present value; (11) dividend payments to parent; (12) gross margins; (13) gross margins minus expenses; (14) operating margin; (15) share price (including, but no limited to, growth measures and total stockholder return); (16) expense targets; (17) working capital targets relating to inventory and/or accounts receivable; (18) planning accuracy (as measured by comparing planned results to actual results); (19) comparisons to various stock market indices; (20) comparisons to the performance of other companies; (21) technological achievement; (22) customer counts; (23) customer satisfaction, quality management or customer service performance; and (24) EVA(R). For purposes of this Plan, "EVA" means the positive or negative value determined by net operating profits after taxes over a charge for capital, or any other financial measure, as determined by the Committee in its sole discretion. (EVA is a registered trademark of Stern Stewart & Co.)

          (m) Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

          (n) Tenneco Companies. The term "Tenneco Companies" means the Company and any Subsidiary of which a majority of the voting common stock or capital stock is owned directly or indirectly by the Company.

                                   ARTICLE 3

                                OPTIONS AND SARS

     3.1. Certain Definitions.

          (a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price (as defined herein) established by the Committee. Any Option granted under this Article 3 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

          (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or shares of Common Stock (as determined in accordance with Section 5.2), value equal to (or otherwise based on) the excess of:
     (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

     3.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock).

     3.3. Exercise. An Option and an SAR granted under this Article 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option or SAR shall be exercisable after the tenth anniversary of the date as of which such Award was granted.

     3.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

          (a) Subject to the following provisions of this Section 3.4, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in
     Section 3.4(c), payment may be made as soon as practicable after the exercise).

          (b) The Exercise Price shall be payable to the Company in full either:
     (i) in cash or its equivalent, (ii) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or must have been purchased on the open market), (iii) by a combination of (i) and (ii), or (iv) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     3.5. Settlement of Award. Settlement of Options and SARs is subject to the provisions of Section 5.7.

                                   ARTICLE 4

                           OTHER STOCK-RELATED AWARDS

     4.1. Certain Definitions.

          (a) A "Bonus Stock" Award is a grant of shares of Common Stock in return for previously performed services, or in return for the Participant surrendering other compensation that may be due to such Participant from the Company or a Subsidiary.

          (b) A "Stock Equivalent Unit" Award is a grant of a right to receive cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, which may be contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

          (c) A "Performance Unit" Award is a grant of a right to receive a specified number of shares, or dollar amount of shares, of Common Stock, in the future, which is contingent on the achievement of performance or other objectives, including without limitation continued service, during a specified period.

          (d) A "Restricted Stock" Award is a grant of shares of Common Stock, and a "Restricted Stock Unit" Award is a grant of a right to receive a specified number of shares of Common Stock, or cash in an amount equal to the value of a specified number of shares of Common Stock, in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock or payment of cash subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     4.2. Restrictions on Awards. Each Bonus Stock Award, Stock Equivalent Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 4.2 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit or Subsidiary of the Company or any combination thereof, as the Committee may deem appropriate, or any such performance as compared to the performance of a group of comparator companies, or any published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award made under this Article 4 based on the achievement of performance goals pursuant to the Performance Measures specified herein. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,
(d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees intended to qualify as "performance-based compensation," they shall be prescribed in a form that meets the requirements of Code section 162(m) for deductibility. Awards that are designed to qualify as "performance-based compensation," and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Board or Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board and Committee shall have the discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under this Article 4 that shall not qualify as "performance-based compensation," the Committee may make such grants without satisfying the requirements of Code section 162(m).

                                   ARTICLE 5

                          OPERATION AND ADMINISTRATION

     5.1. Effective Date. Subject to the approval of the stockholders of the Company and the provisions of Section 5.2(b), the Plan shall be effective as of March 12, 2002 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

     5.2. Plan and Other Limitations. The Awards that may be granted under the Plan shall be subject to the following:

          (a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.

          (b) Effective upon approval by the Company's stockholders of the amendment to increase by 2,000,000 (Two Million) the maximum number of shares available under the Plan (which amendment is submitted to such stockholders for their approval at the Company's 2003 Annual Meeting of Stockholders), subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 4,000,000 (Four Million) shares of Common Stock. In addition, effective upon approval by the Company's stockholders of the amendment to increase by 500,000 (Five-Hundred Thousand) the maximum number of shares available under the Plan (which amendment is submitted to such stockholders for their approval at the Company's 2003 Annual Meeting of Stockholders), subject to the following provisions of this Section 5.2, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan pursuant to Full Value Awards (as defined below) shall be equal to 1,000,000 (One Million) shares of Common Stock. For the purposes of this Plan, "Full Value Awards" shall be Awards of Bonus Stock, Stock Equivalent Units, Performance Units, Restricted Stock or Restricted Stock Units.

          (c) To the extent provided by the Committee, any Award of Stock Equivalent Units, Performance Units or Restricted Stock Units may be settled in cash rather than shares of Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Common Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan or, if applicable, pursuant to Full Value Awards.

          (d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          (e) Subject to Section 5.2(f), the following additional limitations are imposed under the Plan.

             (i) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to Article 3 (relating to Options and SARs) shall be 350,000 (Three Hundred Fifty Thousand) shares of Common Stock during any one calendar year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this clause (i).

             (ii) For Awards granted pursuant to Article 4 that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 (Two Hundred Thousand) shares of Common Stock and, if such Awards are denominated in cash value, no more than $800,000, may be subject to such Awards granted to any one individual during any one calendar year. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded. Unless otherwise indicated by the Committee at the time of grant, all Awards granted pursuant to Article 4 for which the vesting or payment are conditioned on achievement of one or more Performance Measures shall be deemed to be intended to be "performance-based compensation" for the purposes of Code section 162(m).

          (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards. Action by the Committee with respect to the Plan or Awards under this Section 5.2(f) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     5.3. General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.

     5.4. Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant, (b) through the surrender of shares of Common Stock which the Participant already owns, or (c) through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares of Common Stock under this paragraph (c) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including without limitation payroll taxes, that are applicable to such supplemental taxable income).

     5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or a Subsidiary). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

     5.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards of Stock Equivalent Units, Performance Units or Restricted Stock Units may be satisfied through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any obligations to make payments or distributions under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     5.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document, if any, as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.13. Limitation of Implied Rights.

          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   ARTICLE 6

                               CHANGE IN CONTROL

     Subject to the provisions of Section 5.2(f) (relating to certain adjustments), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless the Committee shall otherwise provide in the Award Agreement:

          (a) any and all Options and SARs granted hereunder shall become immediately vested and exercisable and shall remain exercisable for the lesser of 36 months following such Change in Control or the remaining maximum term of such Award (regardless of whether the applicable Participant's employment or directorship is terminated upon or after such Change in Control);

          (b) any period of restriction and restrictions imposed on Restricted Stock or Restricted Stock Units granted hereunder shall lapse and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control; and

          (c) the target payout opportunities attainable under all Bonus Stock, Stock Equivalent Unit and Performance Unit Awards granted hereunder shall be deemed to have been fully earned as of the effective date of the Change in Control (based on an assumed achievement of all relevant targeted performance goals over any applicable performance period(s)) and each Participant holding any such Award shall be entitled to be paid in cash, within 30 days after the Change in Control, the total of the fair market value, determined as of immediately prior to such Change in Control, of any such Award which he or she held immediately prior to such Change in Control.

                                   ARTICLE 7

                                   COMMITTEE

     7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Article 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. From and after the Effective Date, unless removed by the Board or unless said committee no longer exists, the Company's Compensation/Nominating/Governance Committee shall be the Committee for purposes of this Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     7.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Common Stock or other amounts covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards and (subject to the restrictions imposed by Article 8) to cancel or suspend Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

     7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an individual's employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Section 5.2(f) shall not be subject to the foregoing limitations of this Article 8. Notwithstanding anything herein to the contrary, (i) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option, and (ii) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law, regulation or stock exchange rule.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1. Governing Law. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

     9.2. Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officer thereunder duly authorized, on the day and year set forth below.

Date: As of March 11, 2003

TENNECO AUTOMOTIVE INC.

By: /s/ MARK P. FRISSORA
    ----------------------------------------------------
    Mark P. Frissora
    Chairman and Chief Financial Officer

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 13, 2003

                                           TENNECO
                                           AUTOMOTIVE INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                 [TENNECO AUTOMOTIVE LOGO]

TENNECO AUTOMOTIVE INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045                            [TENNECO AUTOMOTIVE LOGO]

                                                                   April 3, 2003

Dear Benefit Plan Participant:

     The Annual Meeting of the Stockholders of Tenneco Automotive Inc. is scheduled to be held Tuesday, May 13, 2003, at 10:00 a.m., local time, at the Company's headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Automotive Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for director named in the Proxy Statement, FOR the approval of the appointment of Deloitte & Touche LLP as independent public accountants for 2003, FOR the approval of the amendment of the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan to increase shares available from 2 million to 4 million (which shares include an increase from 500,000 to 1 million for full value awards), and in the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting.

     If you do not return your executed form of the proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE

                           [TENNECO AUTOMOTIVE LOGO]


                            TENNECO AUTOMOTIVE INC.


                         Annual Meeting of Stockholders
                                  May 13, 2003


                             10:00 a.m., local time
                               Tenneco Automotive
                             500 North Field Drive
                          Lake Forest, Illinois 60045


Dear Stockholder:

     Tenneco Automotive Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, please follow the instructions on the opposite side of this card.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


 \/ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL \/
--------------------------------------------------------------------------------


PROXY                                                  [TENNECO AUTOMOTIVE LOGO]


                            TENNECO AUTOMOTIVE INC.
                  ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby appoint Mark P. Frissora, Paul T. Stecko and Karl A. Stewart, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Automotive Inc. held of record by the undersigned at the close of business on March 21, 2003 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Automotive Inc. to be held at 10:00 a.m., local time, May 13, 2003, at the Company's Headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

Election of Directors -- Nominees: 01) Charles W. Cramb, 02) M. Kathryn Eickhoff, 03) Mark P. Frissora, 04) Frank E. Macher, 05) Sir David Plastow, 06) Roger B. Porter, 07) David B. Price, Jr., 08) Dennis G. Severance, 09) Paul T. Stecko

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

INSTRUCTIONS FOR VOTING YOUR PROXY

Tenneco Automotive Inc. offers shareholders three alternative ways of voting their proxies:
- BY TELEPHONE (using a touch-tone telephone)
- THROUGH THE INTERNET (using a browser)     - BY MAIL (traditional method)

Your telephone or internet vote authorizes the Proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 Days a week.

TELEPHONE VOTING Available only until 5:00 p.m. Eastern Daylight Time May 12, 2003.

- On a touch-tone telephone, call TOLL FREE 1-800-433-2279, 24 hours a day, 7 days a week
- You will be asked to enter ONLY the Control Number shown below
- Have your proxy card ready, then follow the prerecorded instructions
- Your vote will be confirmed and cast as you directed

INTERNET VOTING  Available only until 5:00 p.m. Eastern Daylight Time May 12,
                 2003.

- Visit the Internet voting Website at http://proxy.georgeson.com
- Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
- You will incur only your usual Internet charges

VOTING BY MAIL

- Simply sign and date your proxy card and return it in the postage-paid envelope



                COMPANY NUMBER                     CONTROL NUMBER

 \/ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL \/
--------------------------------------------------------------------------------

     PLEASE MARK YOUR
/x/  VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
--------------------------------------------------------------------------------
1. Election of Directors      / / FOR        / / WITHHELD
   (see reverse)

For, except vote withheld from the nominee(s):__________________________________
--------------------------------------------------------------------------------
                                                   FOR      AGAINST      ABSTAIN
2. Approve appointment of Deloitte & Touche LLP    / /        / /          / /
   as independent public accountants for 2003
--------------------------------------------------------------------------------
                                                   FOR      AGAINST      ABSTAIN
3. Approve amendment of the Tenneco Automotive     / /        / /          / /
   Inc. 2002 Long-Term Incentive Plan to increase
   shares available from 2 million to 4 million
   (with 500,000 of the new shares available
   for full value awards)
--------------------------------------------------------------------------------

4. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).
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                                   NOTE: Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         administrator, trustee, or guardian,
                                         please give full title as such.

                                   SIGNATURE____________________________________

                                   SIGNATURE____________________________________

                                   DATE_________________________________________